SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   May 24, 2002

CLIMACHEM, INC.
(Exact name of registrant as specified in its charter)

Oklahoma                                                                                                                     73-1529549
(State or other                                          (Commission File                                          (IRS Employer
jurisdiction of                                                   Number)                                               Identification No.)
 incorporation)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma                                                 73107
 (Address of principal executive offices)                                                                           (Zip Code)

Registrant's telephone number, including area code (405) 235-4546

Not applicable
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

See the discussion of the repurchase by the Company of approximately $52.3 million aggregate principal amount of its 10 3/4% Senior Notes due 2007 (the "Senior Notes") under Item 5 of this report.

Item 5. Other Events and Regulation FD Disclosure.

On May 24, 2002, the Company repurchased $52.3 million aggregate principal amount of its Senior Notes. The purchase price per $1,000 of aggregate principal amount of Senior Notes was $574 million, resulting in an aggregate purchase price of approximately $30.0 million. As a result of the repurchase, the balance of the aggregate principal amount of the Senior Notes outstanding and not owned by affiliates of LSB Industries, Inc. ("LSB"), the Company's parent, is approximately $18.3 million.

In order to fund the repurchase of the Senior Notes, the Company entered into a financing arrangement (the "Agreement") with certain lenders identified in the Agreement (together, the "Lenders"). Pursuant to the terms of the financing arrangement, the Lenders loaned approximately $35.0 million to the Company (collectively, the "Loan"). The Loan matures on June 30, 2005, and bears interest at an annual rate equal to 10 1/2% per annum, payable quarterly, and an additional interest rate of 5 1/2% which is payable upon maturity or prepayment.

The proceeds of the Loan were used to fund the repurchase of the Senior Notes, to pay the closing costs, fees and expenses incurred in connection with the Loan of approximately $3.1 million, and to fund a cash collateral account of approximately $1.8 million pursuant to the terms of the Agreement. In connection with the closing of the Loan, the Lenders entered into an Intercreditor Agreement with the Company's working capital lender. The Lenders and affiliates of the Lenders owned the Senior Notes which were repurchased by the Company.

The Loan is secured by (a) a first lien on (i) certain real property and equipment located at the El Dorado, Arkansas manufacturing facility (excluding the DSN Plant and other exceptions) (the "EDC Plant") owned by Northwest Financial Corporation, a subsidiary of the Company, (ii) certain real property and equipment located at the Cherokee, Alabama manufacturing facility (the "Cherokee Plant") owned by a subsidiary of LSB that is not a subsidiary of ClimaChem, (iii) certain real property and equipment located at ClimaChem's Hallowell, Kansas explosives manufacturing facility (the "UteC Plant"), which is owned by Universal Tech Corporation, a subsidiary of the Company ("UTeC"), (iv) all of the outstanding shares of common stock in UTeC, (v) a cash collateral account, and (b) a second lien on the assets upon which the Company's working capital lender has a first lien. The Loan is guaranteed by LSB and the Company's subsidiaries.

In connection with the completion of the Loan, the Company and the subsidiaries of LSB which are guarantors of ClimaChem's working capital loan entered into an amendment to the working capital loan pursuant to which LSB and certain of the Company's subsidiaries pledged additional collateral to secure the Company's obligations under the working capital loan, to permit the repurchase of the Senior Notes pursuant to the terms of the Agreement, and to permit the loan pursuant to the

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terms of the Agreement. The additional collateral consisted of a second mortgage on the assets to which the Lenders were granted a first lien.

Prior to the repurchase of the Senior Notes as provided above, ClimaChem and the trustee under the Indenture (as defined below), with the consent of the holders of more than 66 2/3% of the aggregate principal amount of the outstanding Senior Notes (the "Holders"), entered into a Fifth Supplemental Indenture, dated May 24, 2002 (the "Supplement"), to the Indenture dated November 27, 1997, as amended (the "Indenture"), which governs the Company's Senior Notes. The Supplement amends the Indenture by, among other things, (a) deleting most all of the restrictive covenants, (b) deleting the requirements upon a change of control of the Company or sale of all or substantially all of the assets of the Company, (c) specifying the Company's subsidiaries which are guarantors of the Senior Notes and deleting the requirement that certain future subsidiaries of the Company be guarantors, (d) deleting certain events from the definition of "Event of Default," and (e) providing for conforming changes to the Indenture and the promissory note executed by the Company pursuant to the terms of the Indenture. Also eliminated from the Indenture was ClimaChem's requirement to file reports under the Securities Exchange Act of 1934, as amended (the "34 Act"). As a result, it is the intention of ClimaChem to file a Form 15 with the Securities and Exchange Commission terminating ClimaChem's obligations to file reports under the 34 Act. The Holders also approved the termination of the Promissory Note, dated November 27, 1997, in the original principal amount of $10 million from LSB to the Company (the "LSB Note"), pursuant to the terms of the LSB Note. The LSB Note may not be terminated without the additional consent of the Company's working capital lender, which consent has not been requested as of the date of this report.

As required by the Lenders as a condition precedent to the completion of the Loan and the transactions contemplated by the Agreement, LSB granted to the Lenders warrants to purchase an aggregate 595,585 shares of common stock of LSB, subject to certain anti-dilution adjustments. The exercise price of the warrants is $0.10 per share and contains a provision for cashless exercise. The warrants have a 10-year exercise period beginning on May 24, 2002. The warrants provide for certain demand registration rights and piggyback registration rights. As of May 24, 2002, there were outstanding approximately 12 million shares of the Company's common stock, and the closing price of LSB's common stock, as quoted on the over-the-counter bulletin board, was $3.38 per share.

Item 7. Financial Statements and Exhibits.

(c)     Exhibits.

4.1 Second Amendment to Loan and Security Agreement, dated May 24, 2002, by and among the Company, LSB, certain subsidiaries of the Company, Foothill Capital Corporation ("Foothill") and Congress Financial Corporation (Southwest), which was previously filed as Exhibit 4.1 to LSB Industries, Inc.'s Form 8-K, dated May 24, 2002, and is incorporated herein by reference. Omitted are exhibits and schedules attached thereto. The Agreement contains a list of such exhibits and schedules, which the Company agrees to file with the Commission supplementally upon the Commission's request.

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4.2 Securities Purchase Agreement, dated May 24, 2002 ("Agreement"), which was previously filed as Exhibit 4.2 to LSB Industries, Inc.'s Form 8-K, dated May 24, 2002, and is incorporated herein by reference. Omitted are exhibits and schedules attached thereto. The Agreement contains a list of such exhibits and schedules, which the Company agrees to file with the Commission supplementally upon the Commission's request.

4.3 Fifth Supplemental Indenture, dated May 24, 2002, among the Company, the Guarantors, and Bank One, N.A., which was previously filed as Exhibit 4.3 to LSB Industries, Inc.'s Form 8-K, dated May 24, 2002, and is incorporated herein by reference.

4.4 Promissory Note, dated May 24, 2002, granted by the Company in favor of one of the Lenders in the original principal amount of $7,786,927, which was previously filed as Exhibit 4.4 to LSB Industries, Inc.'s Form 8-K, dated May 24, 2002, and is incorporated herein by reference. Substantially similar Promissory Notes, dated May 24, 2002, were granted by the Company to other Lenders in the original principal amount indicated: (a) a Promissory Note granted in the original principal amount of $3,478,410, (b) a Promissory Note granted in the original principal amount of $12,000,000, (c) a Promissory Note granted in the original principal amount of $8,000,000, and (d) a Promissory Note granted in the original principal amount of $3,734,6634. Copies of these Promissory Notes will be provided to the Commission upon request.

99.1 Warrant, dated May 24, 2002, granted by the Company to a Lender for the right to purchase up to 132,508 shares of the Company's common stock at an exercise price of $0.10 per share, which was previously filed as Exhibit 99.1 to LSB Industries, Inc.'s Form 8-K, dated May 24, 2002, and is incorporated herein by reference. Four substantially similar Warrants, dated May 24, 2002, for the purchase of an aggregate 463,077 shares at an exercise price of $0.10 were issued Copies of these Warrants will be provided to the Commission upon request.

99.2 Intercreditor Agreement, which was previously filed as Exhibit 99.2 to LSB Industries, Inc.'s Form 8-K, dated May 24, 2002, and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2002.

                                                                            CLIMACHEM, INC.

                                                                            By:  /s/  Tony M. Shelby
                                                                            Tony M. Shelby,
                                                                           Vice President and Chief Financial Officer